                                                                     Exhibit 5.1



                [Keating, Muething & Klekamp, P.L.L. Letterhead]




                                  June 6, 2002


Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio   45202

Ladies and Gentlemen:

         We have acted as counsel to Provident Financial Group, Inc. an Ohio corporation, ("Provident") and The Provident Bank, an Ohio state-chartered member of the Federal Reserve System ("Provident Bank") in connection with the Registration Statement on Form S-3 (Nos. 333-88446; 333-88446-01) (the "Registration Statement") filed by Provident and PFGI Capital Corporation, a Maryland corporation (the "REIT"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, (the "Securities Act"), relating to the offering by Provident and the REIT of up to 6,900,000 of PRIDES (the "PRIDES"). The PRIDES initially consist of Income PRIDES ("Income Prides"), each with a stated amount of $25. Each Income PRIDES will consist of (a) a forward purchase contract (a "Purchase Contract") for the purchase of shares of common stock, no par value per share, of Provident (the "Common Stock") and (b) one share of Series A non-cumulative preferred stock of the REIT. The PRIDES are to be issued pursuant to a forward purchase contract agreement (the "Forward Purchase Contract Agreement") among Provident, Provident Bank, the REIT, and J.P. Morgan Trust Company, as forward purchase contract agent.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         We have, as counsel, examined such corporate records, certificates of public officials and officers of Provident and Provident Bank and other documents and reviewed such questions of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions which we did not independently establish or verify, we have relied upon oral or written representations of Provident and Provident Bank. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of Provident and Provident Bank and such agreements, certificates of public officials, certificates of officers or other representatives of Provident and Provident Bank and others, and such other

Provident Financial Group, Inc.
June 6, 2002
Page 2


documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In making our examination of executed documents, we have assumed that the parties thereto, other than Provident and Provident Bank, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof.

         Our opinions set forth below are limited to the laws of the state of Ohio and we do not express any opinion herein concerning any other laws.

         Based solely on the examination detailed above, we are of the opinion that:

         (1) The Common Stock subject to the Purchase Contracts has been duly authorized and reserved for issuance, and when issued and delivered by Provident, will be validly issued, fully paid and non-assessable.

         (2) The Forward Purchase Contract Agreement has been duly authorized by Provident and Provident Bank.

         (3) The Income PRIDES have been duly authorized by Provident and Provident Bank.

         We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Sincerely yours,

                                         KEATING, MUETHING & KLEKAMP, P.L.L.



                                         /s/ KEATING, MUETHING & KLEKAMP, P.L.L.